Item 30. Exhibit (h) i. v. i.

AMENDMENT NO. 1

TO

FUND PARTICIPATION AGREEMENT

AMONG

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

LEGG MASON PARTNERS VARIABLE EQUITY TRUST,

LEGG MASON PARTNERS VARIABLE INCOME TRUST,

FRANKLIN DISTRIBUTORS, LLC,

LEGG MASON PARTNERS FUND ADVISOR, LLC

THIS AMENDMENT is made and entered into as of the 1st day of May, 2023, amends the Fund Participation Agreement entered into as of the 2nd day of December, 2020, (the “Agreement”) by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (the “Company”); LEGG MASON PARTNERS VARIABLE EQUITY TRUST, a Maryland corporation and LEGG MASON PARTNERS VARIABLE INCOME TRUST, a Maryland corporation (each a “Fund”, collectively the “Funds”), FRANKLIN DISTRIBUTORS, LLC (formerly LEGG MASON INVESTOR SERVICES, LLC), a Maryland limited liability company (the “Distributor” or “FDLLC”), and LEGG MASON PARTNERS FUND ADVISOR, LLC, a Maryland limited liability company (the “Adviser”).

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Effective as of July 7, 2021, Legg Mason Investor Services, LLC (“LMIS”) changed its name to Franklin Distributors, LLC (“FDLLC”). Accordingly, all references to Legg Mason Investor Services, LLC and LMIS in the Agreement are hereby changed to Franklin Distributors, LLC and FDLLC, respectively.

2.	The parties wish to amend the Agreement to add C.M. Life Insurance Company and MML Bay State Life Insurance Company, each a Connecticut life insurance company, as parties. The parties agree to add C.M. Life Insurance Company and MML Bay State Life Insurance Company to the Agreement with the same rights and obligations as Massachusetts Mutual Life Insurance Company thereunder. All references in the Agreement to “Company” shall be deemed to include C.M. Life Insurance Company and MML Bay State Life Insurance Company.

3.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

4.	Schedule B to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

5.	Except as expressly provided in this amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

6.	Terms used, but not otherwise defined herein, shall have the meaning set forth in the Agreement.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		C.M. LIFE INSURANCE COMPANY

By:	/s/ Michael S. Dunn	By:	/s/ Michael S. Dunn
Print Name:	Michael S. Dunn	Print Name:	Michael S. Dunn
Title:	Head of Institutional Insurance	Title:	Vice President

MML BAY STATE LIFE INSURANCE COMPANY

		By:	/s/ Michael S. Dunn
		Print Name:	Michael S. Dunn
		Title:	Vice President

LEGG MASON PARTNERS VARIABLE INCOME TRUST		LEGG MASON PARTNERS VARIABLE EQUITY TRUST

By:	/s/ Jane Trust	By:	/s/ Jane Trust
Print Name:	Jane Trust	Print Name:	Jane Trust
Title:	President & CEO	Title:	President & CEO

LEGG MASON PARTNERS FUND ADVISOR, LLC		FRANKLIN DISTRIBUTORS, LLC

By:	/s/ Jane Trust	By:	/s/ Jeff.Masom
Print Name:	Jane Trust	Print Name:	Jeff.Masom
Title:	President & CEO	Title:	President

SCHEDULE A

Separate Accounts of Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, and MML Bay State Life Insurance Company participating in Portfolios of the Fund:

•	Massachusetts Mutual Variable Life Separate Account IX
•	Massachusetts Mutual Variable Life Separate Account X
•	Massachusetts Mutual Variable Life Separate Account III

•	C.M. Life Variable Life Separate Account I

•	MML Bay State Variable Life Separate Account II
•	MML Bay State Variable Life Separate Account III
•	MML Bay State Variable Life Separate Account IV
•	MML Bay State Variable Life Separate Account V

SCHEDULE B

Portfolios and Classes of the Fund now or in the future offered to Separate Accounts of Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, and MML Bay State Life Insurance Company including, but not limited to:

Portfolio Name	Class of Shares	CUSIP
ClearBridge Variable Mid Cap Portfolio	I	52467X708
ClearBridge Variable Small Cap Growth Portfolio	I	52467M843
Western Asset Core Plus VIT Portfolio	I	52467K771
Western Asset Long Credit VIT Portfolio	I	52467K748